                                   [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE

        SBA COMMUNICATIONS CORPORATION REPORTS RECORD 4th QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FL; MONDAY, FEBRUARY 21, 2000
----------------------------------------------------------------------------------------

SBA Communications Corporation ("SBA") announced significant increases in revenue and EBITDA for the three months and fiscal year ended December 31, 1999.

For the three months ended December 31, 1999, revenues increased 68.7% to $29.3 million from the fourth quarter of 1998, due to both higher site leasing revenue and site development revenue. The quarterly revenues were the highest in the company's history. Site leasing revenue increased to $8.4 million for the quarter, also a record for the company, and a 97.3% increase over the fourth quarter of 1998. Gross profit for the quarter increased 107.1% to $9.6 million from the fourth quarter of 1998, due to both higher site leasing and site development gross profit. Site leasing gross profit, or tower cash flow, increased to $4.7 million for the quarter, again a record for SBA and a 131.1% increase over the fourth quarter of 1998. Earnings before interest, taxes, depreciation, amortization and non-cash compensation charges (EBITDA) for the quarter increased to $4.1 million from a loss of $(0.1) million in the same period last year. Earnings (loss) per share were $(.33) compared to $(.90) in the year earlier period.

Total revenues for the year increased 47.2% over 1998 to $87.0 million. Site leasing revenues increased 113.2% to $26.4 million. Total gross profit increased 86.6% over 1998 to $28.6 million. Site leasing gross profit increased 179.3% to $14.3 million. EBITDA increased to $9.6 million in 1999 from a loss of $(2.4) million in 1998. Earnings (loss) per share were $(1.76) in 1999 compared to $(2.64) in 1998.

"We had a great year in 1999," commented Steven E. Bernstein, Chief Executive Officer. "We exceeded our plan, achieving record financial results and tower additions to the portfolio. As importantly, we entered 2000 with our largest backlog ever for new tower builds, tower acquisitions and services business. With that backlog and our recently completed $243 million equity offering, we are very excited about our prospects for 2000 and beyond."

A conference call to discuss these results will be held on Tuesday, February 22, 2000 at 10:00 AM EST. The call-in number is (800) 230-1093. The name of the conference call is "SBA Fourth Quarter Earnings Release." The replay will be available from February 22 at 4:00 PM to February 29 at 11:59 PM. The replay number is (800) 475-6701. The access code is 501527.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 13,000 antenna sites in the United States.

For additional information, please contact Jeffrey A. Stoops, Chief Financial Officer, (561) 995-7670.










Information Concerning Forward-Looking Statements

This release contains forward-looking statements, including statements about the Company's ability to capitalize on its backlog for new tower builds, tower acquisitions and services business and the impact of the backlog on the Company's prospects in 2000 and beyond. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings, including its Registration Statement on Form S-3 and its Form 10-Q for the third quarter of 1999. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to proposed acquisitions, a number of factors, including without limitation, ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to the Company's ability to realize its backlog of pending new tower build or services projects, a number of factors will affect the timing and number of new build completions and the success and profitability of services projects, including with out limitation, zoning difficulty, carrier design changes, changing local market conditions and weather.

                  SUMMARY HISTORICAL FINANCIAL DATA



                                                       For the three months ended December 31,     For the year ended December 31,
                                                       --------------------------------------      -------------------------------
                                                               1998               1999                1998             1999
                                                               ----               ----                ----             ----
        Operating Data:
        Revenue:
            Site development revenue                         $ 13,080,859    $ 20,846,481         $ 46,704,641     $ 60,569,614
            Site leasing revenue                                4,264,053       8,413,688           12,396,268       26,423,121
                                                                ---------       ---------           ----------       ----------
        Total revenues                                         17,344,912      29,260,169           59,100,909       86,992,735

        Cost of revenues:
            Cost of site development revenue                   10,485,224      15,956,594           36,499,980       46,279,066
            Cost of site leasing revenue                        2,241,712       3,741,032            7,280,786       12,133,678
                                                                ---------       ---------            ---------       ----------
        Total cost of revenues                                 12,726,936      19,697,626           43,780,766       58,412,744
                                                               ----------      ----------           ----------       ----------
        Gross Profit                                            4,617,976       9,562,543           15,320,143       28,579,991

        Operating expenses                                      5,174,508       5,470,095           18,302,226       19,184,414
        Depreciation and amortization                           2,998,154       5,573,821            5,802,090       16,556,533
                                                                ---------       ---------            ---------       ----------
        Total operating expenses                                8,172,662      11,043,916           24,104,316       35,740,947

        Operating  loss                                        (3,554,686)     (1,481,373)          (8,784,173)      (7,160,956)

        Other income (expense)                                 (5,204,040)     (7,728,159)         (12,641,228)     (26,378,618)
                                                               -----------     ----------          ------------     ------------

        Loss before income taxes and extraordinary item        (8,758,726)     (9,209,532)        (21,425,401)     (33,539,574)

        (Provision) benefit for income taxes                    1,524,306        (180,347)           1,524,306          222,656
                                                               -----------     ----------          ------------     ------------
        Net loss before extraordinary item                     (7,234,420)     (9,389,879)         (19,901,095)     (33,316,918)

        Extraordinary item                                              -               -                    -       (1,149,954)

        Dividends on preferred stock                             (712,500)              -           (2,575,000)         733,403
                                                             ------------     -----------           ----------    -------------

        Net loss to common shareholders                      $ (7,946,920)   $ (9,389,879)       $ (22,476,095)    $(33,733,469)
                                                             ============    ============        =============     ============

        Basic and diluted loss per common share              $      (0.90)   $     (0.33)        $       (2.64)    $      (1.76)
                                                             ============    ============        =============     ============

        Weighted average number of shares                       8,878,620      28,286,911            8,526,052       19,156,027
                                                             ============    ============        =============     ============

       Other Data:
        Earnings before interest
           taxes, depreciation, amortization and
           non-cash compensation charges                      $   (96,266)   $  4,092,448         $ (2,377,442)     $ 9,582,223
                                                             ============    ============         ============      ===========

        Annualized Tower Cash Flow                            $ 8,089,364    $ 18,690,624
                                                              ===========    ============


                                             As of                 As of
                                          December 31,           December 31,
                                             1998                  1999
                                             ----                  ----
                                                      (IN THOUSANDS)
        Balance Sheet Data:
        Cash and cash equivalents             $  26,743          $   3,133
        Total assets                          $ 214,573          $ 429,823
        Total debt                            $ 182,573          $ 318,268
        Common Stockholders' Equity           $ (26,095)         $  48,582